COMPOSITE ARTICLES OF INCORPORATION
                                       OF
                           FIRST COMMERCE CORPORATION


                                    ARTICLE I

                                      NAME

         The name of the Corporation is First Commerce Corporation.

                                   ARTICLE II

                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

                                   ARTICLE III

                                     CAPITAL

         A.  The   Corporation  has  authority  to  issue  one  hundred  million
(100,000,000) shares of $5.00 par value per share Common Stock and five million (5,000,000) shares of no par value per share Preferred Stock.

         B. Shares of the Preferred Stock may be issued from time to time in one or more classes or series, each of which shall have such distinctive designation or title and such voting rights, preferences and relative, optional or other special rights, and qualifications, limitations or restrictions as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof by amendment to these Articles of Incorporation adopted by the Board of Directors.

         C. Of the 5,000,000 shares or authorized no par value per share Preferred Stock, 2,400,000 shares shall constitute a separate series of
Preferred Stock with the voting powers and the preferences and rights hereinafter set forth.

                  (1)  Designation.   The  series  of  Preferred  Stock  created
hereunder is designated "Cumulative Convertible Preferred Stock, Series 1992" (the "1992 Preferred Stock").

                  (2) Stated Value. The stated value of each share of Preferred Stock is $25.
                           ------------

                  (3)      Dividend Rights.

                           (a) The  holders  of  record  of the  shares  of 1992
Preferred Stock are entitled to receive, but only when, as and if declared by the Board of Directors, in their discretion, and out of the funds of the Corporation legally available for that purpose, cumulative cash dividends at the rate of $1.8125 per annum, payable quarterly on the first day of January, April, July, and October in each year, or on such earlier dates as the Board of Directors may from time to time fix as the dates for payment of quarterly dividends on the Common Stock, beginning with the first such date that is at least 45 days after the date of the original issuance of the shares. Dividends on each share of 1992 Preferred Stock shall be cumulative from the date of original issuance thereof whether or not there shall be funds legally available for the payment of such dividends. Dividends payable on the 1992 Preferred Stock
(i) for any period other than a full year shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period shall be computed by dividing the annual dividend rate by four.

                           (b)  No  dividends,  in  cash  or  property,  may  be
declared or paid or set apart for payment on the Common Stock or on any series of Preferred Stock ranking, as to dividends, junior to the 1992 Preferred Stock for any period unless full cumulative dividends for each previous quarterly dividend period, whether or not earned or declared, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the 1992 Preferred Stock. If dividends are paid in part and not in full upon the shares of 1992 Preferred Stock and on any other Preferred Stock ranking on a parity, as to dividends, with the 1992 Preferred Stock, such dividends must be divided pro rata among such parity shares in proportion to the respective dividends accrued and unpaid thereon as of the dividend payment date. Except as otherwise provided in this Section, holders of shares of the 1992 Preferred Stock are not entitled to any dividend, whether payable in cash, property or stock, in excess of the full cumulative dividend stipulated in Paragraph (a). No interest or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on 1992 Preferred Stock which may be in arrears.

                  (4)      Redemption.

                           (a) On or after January 1, 1997, the Corporation may,
at its option, redeem the whole or, from time to time, any part of the 1992 Preferred Stock at a redemption price per share equal to the sum of (i) $25 and
(ii) all accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared.

                           (b) If the Corporation  redeems fewer than all of the
outstanding shares of 1992 Preferred Stock, it must select the shares to be redeemed by lot or pro rata, in such manner as the Board of Directors may determine to be fair and appropriate. The Board of Directors has full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which shares of the 1992 Preferred Stock are to be redeemed.

                           (c) Notice of redemption must be given by first class
mail, postage prepaid, mailed not fewer than 60 nor more than 90 days before the redemption date, to each holder of record of shares to be redeemed, at the holder's address as it appears on the stock register of the Corporation. Each notice must state: (i) the redemption date; (ii) the total number of shares of 1992 Preferred Stock to be redeemed and, if fewer than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holders; (iii) the redemption price; (iv) the place or places for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date; and (vi) that the holder has the right to convert the shares into Common Stock until the close of business on the tenth day preceding the redemption date at the Conversion Price then in effect and the place where certificates for the shares of the 1992 Preferred Stock may be surrendered for conversion.

                           (d)   Unless  the   Corporation   fails  to  pay  the
redemption price, the right to convert shares of the 1992 Preferred Stock called for redemption shall expire at the close of business on the tenth day preceding the date fixed for redemption of such shares, and, from and after the redemption date, dividends on the shares of 1992 Preferred Stock called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders of such shares as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with the requirement of the notice of redemption (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation so require and the notice so states), such shares shall be redeemed by the Corporation at the redemption price. If fewer than all the shares represented by any such certificates are redeemed, the Corporation is obligated to issue without cost to the holder a new certificate representing the shares not redeemed.

                           (e) Any  shares  of 1992  Preferred  Stock  converted
under Subsection (5), or redeemed or otherwise acquired by the Corporation, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, preferences, limitations or relative rights until the shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                           (f) The  Corporation  may, before the redemption date
specified in the notice of redemption, deposit in trust for the account of the holders of shares of the 1992 Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of the State of Louisiana and having capital, surplus and undivided profits aggregating at least $20,000,000, designated in the notice of redemption, all funds necessary for the redemption, together with irrevocable written instructions authorizing the bank or trust company, on behalf and at the expense of the Corporation, to have the notice of redemption mailed as provided in Paragraph (c) and to include in the notice of redemption a statement that all funds necessary for the redemption have been so deposited in trust and are immediately available. Immediately upon the mailing of such notice, notwithstanding that any certificate for shares of 1992 Preferred Stock so called for redemption has not been surrendered for cancellation, all shares of 1992 Preferred Stock with respect to which the deposit has been made shall cease to be outstanding and all rights with respect to such shares of 1992 Preferred Stock shall terminate other than the right of the holders thereof to receive from the bank or trust company, at any time after the time of the deposit, the redemption price of the shares so to be redeemed, and the right, if any, to convert the shares into Common Stock until the close of business on the tenth day preceding the redemption date; provided, however, that the Corporation may take any action under this Paragraph (f) only on or after January 1, 1997. If the holder of any shares of the 1992 Preferred Stock called for redemption does not, within four years after the redemption date, claim the amount deposited for the redemption thereof, the depositary shall, upon the request of the Corporation expressed in a resolution of its board of directors, pay over to the Corporation the unclaimed amount, which shall then escheat and revert in full ownership to the Corporation.

                           (g) Notwithstanding the foregoing  provisions of this
Subsection (4), so long as any dividends on the 1992 Preferred Stock are in arrears, the Corporation may not redeem any shares of the 1992 Preferred Stock unless all outstanding shares of the 1992 Preferred Stock are simultaneously redeemed and may not purchase or otherwise acquire any shares of 1992 Preferred Stock. The foregoing shall not, however, prevent the purchase or acquisition of shares of 1992 Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of 1992 Preferred Stock.

                  (5) Conversion. The holders of shares of the 1992 Preferred Stock have the right, at their option, to convert all or any part of such shares into shares of Common Stock of the Corporation at any time before the close of business on the tenth day preceding the date, if any, fixed for redemption of those shares, subject to the following terms and conditions:

                           (a) The  number of shares  of Common  Stock  issuable
upon the conversion of each share of Preferred Stock shall be equal to $25 divided by the Conversion Price in effect at the time of conversion determined as provided below. The Conversion Price at which the Company is required to deliver shares of Common Stock upon conversion shall initially be $40.25 per share of Common Stock. The initial Conversion Price shall be subject to adjustment from time to time as provided in Paragraph (e). The Corporation shall make no payment or adjustment on account of any dividends accrued on any shares of 1992 Preferred Stock surrendered for conversion. If any shares of 1992 Preferred Stock are called for redemption, the right of conversion shall expire as to the shares designated for redemption at the close of business on the tenth day immediately preceding the date fixed for redemption, unless default is made in the payment of the redemption price on such shares.

                           (b) To  convert  any shares of 1992  Preferred  Stock
into Common Stock, the holder must surrender the certificate or certificates therefor, duly endorsed to the Corporation or in blank, at the principal office of the Corporation or at such other place or places as the Board of Directors may designate and must give written notice to the Corporation at that office or place that the holder elects to convert all or a part of such shares, setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, cause to be issued and delivered at that office or place to the holder, or the holder's designee or designees, a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with a certificate or certificates representing any shares of 1992 Preferred Stock which are not to be converted but constitute part of the shares of 1992 Preferred Stock represented by the certificate or certificates surrendered and any cash to which such holder may be entitled in lieu of the issuance of a fractional share. A conversion shall be effective as of the close of business on the date of the due surrender of the shares to be converted, and the rights of the holder of such shares shall, to the extent of such conversion, cease at such time, and the person or persons entitled to receive shares of the Common Stock upon conversion of such shares of 1992 Preferred Stock shall be treated for all purposes as having become the record holder or holders of the Common Stock at that time.

                           (c) No  fractional  shares of Common  Stock  shall be
issued on conversion. In lieu of the issuance of fractional shares of Common Stock, a holder of 1992 Preferred Stock otherwise entitled to receive a fractional share is entitled to receive a cash payment (without interest) equal to the fair market value of any fraction of a share of Common Stock to which the holder would be entitled but for this provision. The fair market value of a fraction of a share of the Common Stock shall be such fraction multiplied by the current market price of a share of Common Stock as of the close of business on the date such shares are duly surrendered for conversion or, if such date is not a trading date, on the next succeeding trading date.

                           (d) In the case of any shares of 1992 Preferred Stock
converted after any record date for payment of a dividend on the 1992 Preferred Stock and on or before the date for payment of the dividend, the dividend declared and payable on the dividend payment date shall continue to be payable on the dividend payment date to the holder of record of the shares as of such preceding record date notwithstanding their conversion. Shares of the 1992 Preferred Stock surrendered for conversion during the period from the close of business on any such record date to the opening of business on the dividend payment date shall be accompanied by payment in funds acceptable to the Corporation of an amount equal to the dividend payable on the dividend payment date on the shares of the 1992 Preferred Stock surrendered for conversion, except that no such payment is required to be made with respect to shares so converted which have been called for redemption on a redemption date occurring during the period from the close of business on any record date for the payment of a dividend on the 1992 Preferred Stock to the opening of business on the dividend payment date, and the dividend payable on any such shares shall continue to be payable on the dividend payment date to the holder of record of such shares on such dividend record date notwithstanding their conversion. Except as provided in this subsection, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of the 1992 Preferred Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

                           (e) The Conversion  Price shall be adjusted from time
to time as follows:

                   (i) If the Corporation at any time (A) pays a dividend or makes a distribution to all holders of its Common Stock in shares of its Common Stock, (B) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (C) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Conversion Price in effect immediately before that event shall be adjusted so that the holder of any shares of 1992 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of whole shares of Common Stock that the holder would have owned or been entitled to receive immediately following such event if those shares of 1992 Preferred Stock had been converted into Common Stock immediately before that even. An adjustment made under this Subparagraph (i) becomes effective immediately after the payment date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision or combination. No adjustment in the Conversion Price shall be made if, at the same time the Corporation issues shares of Common Stock as a dividend or distribution on the outstanding shares of Common Stock which, as provided in this Subparagraph (i), would otherwise call for an adjustment in the Conversion Price, the Corporation issues shares of Common Stock as a dividend or distribution on the outstanding shares of 1992 Preferred Stock equivalent to the number of shares distributable on the shares of Common Stock into which 1992 Preferred Stock is then convertible.

                    (ii) If the Corporation issues rights or warrants to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock on the date fixed for determination of shareholders entitled to such rights (the "record date"), then in each such case the Conversion Price to be in effect after the record date shall be reduced by multiplying the Conversion Price in effect at the close of business on the date immediately before the record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date plus the number of shares of Common Stock which the aggregate exercise, subscription or purchase price of the total number of shares so offered would purchase at the current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date plus the number of additional shares of Common Stock offered for subscription or purchase.

                   (iii) If the Corporation distributes to all holders of shares of Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus or stock dividends referred to in Subparagraph (i)(A) above) or subscription rights or warrants (excluding those referred to in Subparagraph (ii) above), then in each such case the Conversion Price to be in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately before the record date for determining shareholders entitled to receive the distribution (the "record date") by a fraction, the numerator of which shall be the current market price per share of Common Stock as of the close of business on the record date less the then fair market value (as determined by the Board of Directors of the Corporation whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be the current market price per share of Common Stock on the record date.

                   (iv) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease in the Conversion Price by more than one percent, but any adjustments not required to be made by reason of this subparagraph shall be carried forward cumulatively and taken into account in any subsequent adjustments. All calculations under this Paragraph (e) shall be made to the nearest one-tenth of one percent.

                   (v) In case of any reclassification of the Common Stock (other than subdivision or combination of outstanding shares of Common Stock for which adjustment is provided in Subparagraph (i) above), or a consolidation or merger of the Corporation with or into any other corporation (other than a consolidation or a merger in which the Corporation is the continuing corporation and the outstanding shares of the Corporation's Common Stock are not changed into or exchanged for stock or other securities of any other person or cash or any other property as a result of or in connection with such consolidation or merger) or a sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other business organization, or a statutory share exchange in which all shares of Common Stock or any series or class of Common Stock are exchanged for shares of another corporation or other entity, each share of 1992 Preferred Stock shall, after such reclassification, consolidation, merger, sale or exchange and upon the terms and conditions specified in this Subsection (5), be convertible into or represent the right to receive the number of shares of stock or other securities or property (including cash) to which the shares of Common Stock deliverable (at the time of such reclassification, consolidation, merger, sale or exchange) upon conversion thereof would have been entitled upon such reclassification of Common Stock, consolidation, merger, sale or exchange, if the conversion of the 1992 Preferred Stock into Common Stock had taken place immediately before that event; and in any case, if necessary, the provisions set forth in this Subparagraph (v) with respect to the rights and interests thereafter of the holders of the shares of 1992 Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property (including cash) thereafter deliverable upon conversion of shares of 1992 Preferred Stock.

                                    (vi)  Whenever  the   Conversion   Price  is
adjusted as provided in this Paragraph (e):

                        (A) The Corporation shall compute
the adjusted Conversion Price in accordance with this Paragraph (e) and shall prepare a certificate signed by the President or any Vice President of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and the certificate shall promptly be filed with the transfer agent for the 1992 Preferred Stock, but the transfer agent for 1992 Preferred Stock has no duty with respect to any such certificate filed with it except to keep the same on file and available for inspection during reasonable hours; and

                       (B) The Corporation shall cause to
be mailed to each holder of shares of 1992 Preferred Stock at his then registered address by first-class mail, postage prepaid, a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

                  (vii) Without limiting the obligation of the Corporation to give the notices provided in Subparagraph (vi), the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation.

                           (f)  For  the  purpose  of  any   computation   under
Paragraph (c) or (e), "current market price" means, with respect to Common Stock on any date, the average of the daily closing prices per share of Common Stock for the 20 consecutive trading days immediately before that date. The "closing price" for a day is the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case on the New York Stock Exchange, or, if the Common
Stock is not listed or admitted to trading on that exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if it is not listed or admitted to trading on any national securities exchange the mean of the closing bid and asked prices as reported by National Association of Securities Dealers Automated Quotation System or, if it is not so listed or reported, as reported by NQB or any successor thereof, of if not so reported, as determined in good faith by the Board of Directors of the Corporation.

                           (g) The  Corporation  shall at all times  reserve and
keep available, free from preemptive rights for the purpose of effecting the conversion of the shares of 1992 Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of 1992 Preferred Stock then outstanding.

                           (h) The  Corporation  is not obligated to pay any tax
payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of 1992 Preferred Stock so converted were registered, and the Corporation is not obligated to make any such issue or delivery unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                           (i) The  Corporation  may make such reductions in the
Conversion Price, in addition to those required by Paragraph (e), as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                           (j)      In the event that:

                   (i)  the  Corporation   declares  a  dividend  or  any  other
distribution on its Common Stock, payable otherwise than in cash out of retained earnings or earned surplus; or

                  (ii) the Corporation authorizes the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                     (iii) any capital reorganization of the
Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a member in which the Corporation is the surviving corporation), or sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs; or

                                    (iv)   the    voluntary    or    involuntary
dissolution, liquidation or winding up of the Corporation occurs;

                           the  Corporation  shall  cause  to be  mailed  to the
holders of record of the 1992 Preferred Stock at least 20 days before the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

                  (6)      Voting.

                           (a)  Except  as  otherwise   expressly   required  by
applicable law or by the terms of this Section C, the holders of shares of the 1992 Preferred Stock are not entitled to any vote on any matter, including but not limited to any merger, consolidation or transfer of assets, or statutory share exchange, and to no notice of any meeting of shareholders of the Corporation.

                           (b)  Whenever  the vote,  approval or other action of
holders of shares of the 1992 Preferred Stock is required or permitted by applicable law or by the terms of this Section C, each share is entitled to one vote and the affirmative vote of a majority of shares of 1992 Preferred Stock present or represented at the meeting at which a quorum is present is sufficient to constitute such vote, approval or other action.

                           (c) If, at any time, the Corporation falls in arrears
in the payment of dividends on the 1992 Preferred Stock in an aggregate amount at least equal to the accrued dividends for six full quarterly dividend periods (which need not be consecutive), the number of directors constituting the full board of directors of the Corporation shall be automatically increased by two and the holders of 1992 Preferred Stock, voting separately as a single class, shall be entitled to elect two directors of the Corporation to fill the two newly created directorships, at a special meeting called for that purpose in accordance with paragraph (f) and thereafter at each meeting of the shareholders held for the purpose of electing directors, so long as there continues to be any arrearage in the payment of dividends on the 1992 Preferred Stock for any past quarterly dividend period.

                           (d) When all  dividends on the 1992  Preferred  Stock
for all past quarterly dividend periods have been paid in full, the right or the holders of 1992 Preferred Stock to elect directors ceases (subject to revesting from time to time as provided in Paragraph (c)), the number of directors of the Corporation shall be automatically reduced by two and the term of office of all directors elected by the holders of the 1992 Preferred Stock terminates.

                           (e)  A  director  elected  by  the  holders  of  1992
Preferred Stock shall hold office until the annual meeting next succeeding his election or until his successor, if any, is elected by such holders. A director so elected may be removed at any time with or without cause but only by the vote of holders of the 1992 Preferred Stock at a meeting duly called for that purpose. So long as the holders of the 1992 Preferred Stock have the right to elect two directors, any vacancy in the office of a director elected by those holders may be filled by the remaining director so elected or by the vote of the holders of 1992 Preferred Stock at any annual meeting or any special meeting called for the purpose.

                           (f) At any  time  when the  power to elect  directors
vests in the holders of the 1992 Preferred Stock, a proper officer of the Corporation shall, on the written request of record holders of at least 10 percent of the number of shares of 1992 Preferred Stock then outstanding, addressed to the secretary of the Corporation at its principal office, call a special meeting of the holders of the 1992 Preferred Stock for the purpose of electing directors. The meeting must be called on the notice required for annual meetings of shareholders and must be held at the earliest practicable date, not later than 20 days after receipt of the written request, in the city in which the last preceding annual meeting of the shareholders of the Corporation was held, but may be held at the time and place of the annual meeting if the annual meeting is to be held within 60 days after the power to elect directors first vests in the holders of the 1992 Preferred Stock. If the proper officer of the Corporation does not call the meeting within the required time, then the holders of record of 10 percent of the number of shares of 1992 Preferred Stock then outstanding may, by written notice to the secretary of the Corporation at its principal office, designate any person to call such meeting, and the person so designated may call such meeting in the city above provided upon not fewer than 10 nor more than 20 days notice and for that purpose shall have access to the stock books of the Corporation. At any meeting so called for the election of directors by holders of the 1992 Preferred Stock or at any annual meeting held while the holders of 1992 Preferred Stock have the right to elect directors, holders of one-third of the shares of 1992 Preferred Stock then outstanding is sufficient to constitute a quorum for the purpose of electing directors at such a meeting. If at any such meeting a quorum of the 1992 Preferred Stock is not present, the election of directors shall not take place, and the meeting shall be adjourned from time to time for periods not exceeding 30 days until a quorum is obtained.

                           (g)  Approval  of the  holders of the 1992  Preferred
Stock, voting separately as a single class, is required to adopt any proposed amendment to the Articles of Incorporation if the proposed amendment would affect shares of the 1992 Preferred Stock in any one or more of the following ways:

                   (i) Create or authorize any class of stock ranking prior to such shares in respect of dividends or distribution of assets on liquidation or otherwise alter or abolish the liquidation preferences or any other preferential right of such shares.

                                    (ii)   Reduce   the   redemption   price  or
otherwise alter or abolish any right with respect to redemption of such shares expressly provided by this Section C.

                    (iii) Alter or abolish any right of such shares expressly provided by this Section C to receive dividends except as such right may be affected by dividend rights of new shares being authorized of another class or series of shares ranking on a par with or junior to the Preferred Stock.

                   (iv) Alter or abolish any right of holders of shares of the 1992 Preferred Stock under this Section C to convert such shares into shares of Common Stock.

                    (v) Exclude or limit any voting rights of such shares conferred by this Section C.

                  (7)      Liquidation Rights.

                           (a) Upon the  dissolution,  liquidation or winding up
of the Corporation, the holders of the shares of 1992 Preferred Stock shall be entitled to receive upon liquidation and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution may be made on the Common Stock or on any other class of stock ranking junior to the 1992 Preferred Stock, the amount of $25 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

                           (b) Neither the sale of all or substantially  all the
property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Subsection (7). This Paragraph (b) does not apply, however, to a merger of the Corporation into a subsidiary pursuant to Section 112G of the LBCL if the merger would cause the conversion of the 1992 Preferred Stock into
(i) an amount of cash per share of the 1992 Preferred Stock or (ii) a security with terms less favorable than those contained in this Section C for the 1992 Preferred Stock.

                           (c) Upon payment to the holders of the shares of 1992
Preferred Stock of the full preferential amounts provided for in this Subsection
(7), the holders of 1992 Preferred Stock as such have no right or claim to any of the remaining assets of the Corporation.

                           (d) If the assets of the  Corporation  available  for
distribution to the holders of shares of 1992 Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, are insufficient to pay in full all amounts to which such holders are entitled under Paragraph (a) of this Subsection (7), no such distribution may be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of 1992 Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts are paid on account of the shares of 1992 Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon dissolution, liquidation or winding up.

                  (8) Ranking. For purposes of this Section C any stock of any class or classes of the Corporation shall be deemed to rank:

                           (a)  prior to the  shares  of 1992  Preferred  Stock,
either as to dividends or upon liquidation, if the holders of such class or classes are entitled under the Articles of Incorporation to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of 1992 Preferred Stock;

                           (b) on a parity with shares of 1992 Preferred  Stock,
either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of 1992 Preferred Stock, if the holders of such class or classes are entitled under the Articles of Incorporation to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such class or classes and the holders of shares of 1992 Preferred Stock; and

                           (c) junior to shares of 1992 Preferred Stock,  either
as to dividends or upon liquidation, if such class or classes are Common Stock or if the holders of shares of 1992 Preferred Stock are entitled under the Articles of Incorporation to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                  (9) No Preemptive Rights. Holders of shares of 1992 Preferred Stock have no preemptive rights.

         D. Of the 5,000,000 shares of authorized no par value per share Preferred Stock, 1,000,000 shares shall constitute a separate series of
Preferred Stock with the voting powers and the preferences and rights hereinafter set forth.

                  (1) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors further amending the Articles of Incorporation; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

                  (2)      Dividends and Distributions

                           (a)  Subject  to the  rights  of the  holders  of any
shares of stock ranking prior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $5.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding prior to such event.

                           (b) The  Corporation  shall  declare  a  dividend  or
distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           (c) Dividends shall begin to accrue and be cumulative
on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  (3) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                           (a)   Subject  to  the   provision   for   adjustment
hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (b) Except as otherwise provided herein, in any other
Articles of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                           (c)  Except  as set  forth  herein,  or as  otherwise
provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  (4)      Certain Restrictions.

                           (a) Whenever  quarterly  dividends or other dividends
or distributions payable on the Series A Preferred Stock as provided in Paragraph (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i)   declare   or  pay   dividends,   or  make  any   other
distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                   (ii)   declare   or  pay   dividends,   or  make  any   other
distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (iii)   redeem  or  purchase  or   otherwise
acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (b) The  Corporation  shall not permit any subsidiary
of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Paragraph (4), purchase or otherwise acquire such shares at such time and in such manner.

                  (5) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Articles of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                  (6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (8) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                  (9) Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                  (10) Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                                   ARTICLE IV

                                    DIRECTORS

         A. The Board of Directors shall consist of not less than three nor more than thirty persons, the exact number of which shall be as designated in the By-laws, or, if not so designated, as shall be elected from time to time by the shareholders.

         B. Any director absent from a meeting of the Board of Directors or a committee thereof may be represented by any other director, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

                                    ARTICLE V

                       VOTE REQUIRED FOR CORPORATE ACTION

         The affirmative vote of the holders of two-thirds of the voting power present or represented by proxy at a meeting of shareholders shall be required to amend these Articles of Incorporation and shall be necessary to constitute shareholder approval whenever such approval is required by law for a merger, consolidation, sale of assets or dissolution.

                                   ARTICLE VI

                                 INDEMNIFICATION

         The Corporation shall have the power to indemnify its present and former officers, directors, employees and agents, and directors, officers, employees and agents of other corporations or entities to the extent set forth in or contemplated or authorized by the By-laws. No amendment limiting the right to indemnification shall affect the entitlement of any person to indemnification whose claim thereto results from conduct occurring prior to the date of such amendment.

                                   ARTICLE VII

                                    REVERSION

         Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (1) payment of the amount of any cash or property dividend or redemption price or (2) issuance of any shares, ownership of which has reverted to the Corporation pursuant to this Article VII, to the entity who or which would be entitled thereto had such reversion not occurred.

                                  ARTICLE VIII

                        SPECIAL MEETINGS OF SHAREHOLDERS

         At any time, upon the written request of any shareholder or shareholders holding in the aggregate a majority of the total voting power, the Secretary of the Corporation shall call a special meeting of shareholders to be held at the registered office at such time as the Secretary may fix, not less than fifteen nor more than sixty days after the actual receipt of the request. Such requests must state the specific purpose or purposes of the special meeting and the business to be conducted thereat shall be limited to such purpose or purposes. Except as provided in this Article VIII, no shareholder or shareholders shall have power to call or cause to be called a special meeting of shareholders.

                                   ARTICLE IX

                LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

         A. No director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director or officer, provided that the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) any breach of his duty of loyalty to the Corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) liability for unlawful distributions of the Corporation's assets to, or redemption or repurchase of the Corporation's shares from shareholders of the Corporation, under and to the extent provided in La. R.S. 12:92D; or (d) any transaction from which he derived an improper personal benefit.

         B. The Board of Directors may (a) cause the Corporation to enter into contracts with directors and officers providing for the limitation of liability set forth in this Article IX to the fullest extent permitted by law, (b) adopt by-laws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons, and (c) cause the Corporation to exercise the powers set forth in R.S. 12:83F, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts, or beneficiaries of such by-laws or resolutions of the exercise of such powers.

         C. Notwithstanding any other provisions of these Articles of Incorporation, the affirmative vote of at least 80% of the total voting power shall be required to amend or repeal this Article IX, and any amendment or repeal of this Article IX shall not adversely affect any elimination or limitation of liability of a director or officer of the Corporation under this
Article IX with respect to any action or inaction occurring prior to the time of such amendment or repeal.